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                                                                    EXHIBIT 5.2

                [Letterhead of Wachtell, Lipton, Rosen & Katz]

                                                               October 31, 2002

Gotham Golf Corp.
575 East Chocolate Avenue
Hershey, Pennsylvania 17033

Ladies and Gentlemen:

   Reference is made to the Registration Statement on Form S-4 (Registration No. 333-88144), filed with the Securities and Exchange Commission (the "Registration Statement") as of the date hereof in connection with the transactions contemplated in the Agreement and Plan of Merger and Contribution referenced therein (as amended through the date hereof, the "Agreement"), including among others, the issuance by Gotham Golf Corp., a Delaware corporation (the "Company"), of (1) 2,088,355 subscription rights (the "Rights") to purchase for $20 per share a total of 2,088,355 shares of Company common stock, par value $0.01 per share (the "Common Shares"), (2) up to 2,088,355 Common Shares pursuant to the exercise of the Rights; and (3) 984,800 shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock, par value $25.00 per share (the "Preferred Shares", and together with the Common Shares, the "Securities") in exchange for 984,800 shares of First Union Real Estate Equity and Mortgage Investments Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interests, par value $25.00 per share. In connection with the applicable securities laws, you have requested our opinion with respect to the following matters.

   In connection with the delivery of this opinion, we have examined originals or copies of the forms of Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, which shall be effective as of the consummation of the transactions contemplated by the Agreement, as set forth as exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives; and we have made such inquiries of the Company and its officers and representatives as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale or exchange, as the case may be, of the Securities as contemplated by the Agreement. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

   Based on such examination and review, and subject to the foregoing, we are of the opinion that (1) the Securities will be, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Securities are delivered, paid for or exchanged, as the case may be, in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Agreement, legally authorized, validly issued, fully paid and non-assessable; and (2) the Rights will be, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Rights are delivered, paid for or exchanged, as the case may be, in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Agreement, valid and binding obligations of the Company.

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   We are members of the Bar of the State of New York, and we have not considered and express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

   We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /S/  WACHTELL, LIPTON, ROSEN & KATZ

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